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                                                                       EXHIBIT 5


November 6, 2000


WorldGate Communications, Inc.
3190 Tremont Avenue, Suite 100
Trevose, Pennsylvania 19053

         Re:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have acted as counsel to WorldGate Communications, Inc. (the "Company") in connection with the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 1,600,000 additional shares of the Company's common stock, par value $.01 per share (the "Shares"), issuable upon the exercise of options granted and to be granted under the Company's 1996 Stock Option Plan (the "Plan").

         In connection therewith, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation and By-Laws, each as amended through the date hereof, minutes and resolutions of its Board of Directors, the Plan and such other documents and corporate records relating to the Company and the issuance and sale of the Shares as we have deemed appropriate. The opinions expressed herein are based exclusively on the General Corporation Law of the State of Delaware.

         In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.

         Based upon the foregoing, it is our opinion that Shares issued by the Company upon the exercise of stock options properly granted in accordance with the terms of the Plan and paid for in accordance with the Plan will be legally issued, fully paid and nonassessable by the Company.

         We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours,

                                /s/  DRINKER BIDDLE & REATH LLP

                                DRINKER BIDDLE & REATH LLP